MADSEN & ASSOCIATES, CPA'S INC.                         648 East Vine St. #3
Certified Public Accountants and Business Consultants   Salt Lake City, Utah
                                                        84106
                                                        Telephone 801 268-2632
                                                        Fax 801 262-3978


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street NW
Washington DC 20549


                                                        Date August 31, 2005

Dear Sirs

Re: Dismissal as Auditor of Oak Ridge Micro-Energy, Inc.

We have reviewed Item 4 of the Company's report on Form 8-K regarding our dismissal as auditor and are in agreement with the disclosures contained therein.

                 Yours truly,

                 /s/ Madsen & Associates CPA's Inc.

                 Madsen & Associates CPA's Inc.